UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): August 6, 2019
  PATTERN ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36087	90-0893251
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

1088 Sansome Street
San Francisco, CA 94111
(Address and zip code of principal executive offices)
(415) 283-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A common stock	PEGI	Nasdaq Global Select Market
Toronto Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (17 CFR 230.405) or Rule 12b-2 of the Exchange Act (17 CFR 240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
1) Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement
On July 31, 2019, certain of our subsidiaries entered into Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement (the “Amendment”). The Amendment provides for the incurrence of an incremental term loan credit facility of $250 million (the “Incremental Term Loan Facility”), which is in addition to the existing $440 million revolving credit facility provided thereunder (the “Existing Revolving Credit Facility” and, together with the Incremental Term Loan Facility, the “Corporate Credit Facility”). The Incremental Term Loan Facility has a three-year term and will not amortize. The Incremental Term Loan Facility is secured by the same collateral as the Existing Revolving Credit Facility on a pari passu basis, which consists of pledges of the capital stock and ownership interests in certain of our holding company subsidiaries, in addition to other customary collateral. The Incremental Term Loan Facility shall be subject to the covenants, prepayment provisions and events of default set forth in the Existing Revolving Credit Facility. The proceeds of the Incremental Term Loan Facility will be used for general corporate purposes, including in part to repay outstanding loans under the Existing Revolving Credit Facility and in part to acquire certain renewable assets.
Interest Rate and Fees
The loans under the Incremental Term Loan Facility are base rate loans or Eurodollar rate loans, denominated in U.S. dollars. The base rate loans accrue interest at the fluctuating rate per annum equal to the greatest of the (i) the U.S. dollar prime rate, (ii) the federal funds rate plus 0.50% and (iii) the Eurodollar rate that would be in effect for a Eurodollar rate loan with an interest period of one month plus 1.0%, plus an applicable margin ranging from 0.175% to 0.425% (corresponding to applicable leverage ratios of the borrowers). The Eurodollar rate loans accrue interest at a rate per annum equal to LIBOR, as published by Reuters plus an applicable margin ranging from 1.175% to 1.425% (corresponding to applicable leverage ratios of the borrowers).
Maintenance Covenants
Our Corporate Credit Facility requires the subsidiary borrowers to maintain a leverage ratio (the ratio of borrower debt to borrower cash flow) that does not exceed 5.50:1.00 and an interest coverage ratio (the ratio of borrower cash flow to borrower interest expense) that is not less than 1.75:1.00.
Distribution Conditions
Certain of our subsidiaries are subject to usual and customary affirmative and negative covenants under the Corporate Credit Facility. Specifically, with limited exceptions, such subsidiaries are prohibited from distributing funds to us unless the following conditions are met: (i) no event of default under the Corporate Credit Facility has occurred and is continuing or would be caused by such distribution and (ii) the Corporate Credit Facility borrowers are in compliance with the leverage ratio test and the interest coverage ratio test, both before and after giving effect to such declaration.
Prepayments, Certain Covenants and Events of Default
Our Corporate Credit Facility also has customary covenants, prepayment provisions and events of default.
2) Belle River and North Kent Purchase and Sale Agreements
On August 2, 2019, we and Vertuous Energy Trust (“Vertuous Trust”) (a trust wholly owned by the Public Sector Pension Investment Board (“PSP Investments”)) entered into and consummated a Purchase and Sale Agreement (the “Belle River PSA”) with Pattern Energy Group LP (“Pattern Development 1.0”). PSP Investments holds approximately 9.5% of our outstanding Class A common stock.
On August 2, 2019, we also entered into and consummated a Purchase and Sale Agreement (the “North Kent PSA”) with Pattern Development 1.0.

Pursuant to the Belle River PSA, Pattern Canada Finance Company ULC (“Pattern Canada”) (a wholly owned subsidiary of us) purchased from affiliates of Pattern Development 1.0 a 50.99% limited partner interest in Belle River LP Holdings LP (“Belle River LP Holdings”) (which owns a 42.49% limited partnership interest in SP Belle River Wind LP (the “Belle River Project Company”)) and 70% of the issued and outstanding shares of Pattern Belle River GP Holdings Inc. (“Belle River GP Holdings”) (which holds a 0.02% general partner interest in Belle River LP Holdings) in exchange for aggregate consideration of CAD$23 million. Concurrently, Vertuous Trust purchased from affiliates of Pattern Development 1.0 a 48.99% limited partner interest in Belle River LP Holdings and 30% of the issued and outstanding shares of Belle River GP Holdings in exchange for aggregate consideration of CAD$26 million.
The Belle River Project Company operates the approximately 100 megawatt wind farm located in Essex County, Ontario, approximately 15 kilometers east of Windsor, Ontario, which achieved commercial operations in September 2017. Immediately after the closing, our owned capacity with respect to the wind farm will be approximately 22 megawatts.
Pursuant to the North Kent PSA, Pattern Canada purchased from affiliates of Pattern Development 1.0 99.98% of the limited partner interests in North Kent Wind 1 LP Holdings LP (“North Kent LP Holdings”) (which owns a 34.99% limited partnership interest in North Kent Wind 1 LP (the “North Kent Project Company”)) and 100% of the issued and outstanding shares of Pattern North Kent Wind 1 GP Holdings Inc. (“North Kent GP Holdings”) (which holds a 0.02% general partner interest in North Kent LP Holdings) in exchange for aggregate consideration of CAD$35 million.
The North Kent Project Company operates the approximately 100 megawatt wind farm located in the municipality of Chatham-Kent, about six kilometers north-northwest of the town of Chatham-Kent, Ontario, which achieved commercial operations in February 2018. Immediately after the closing, the Company’s owned capacity with respect to the wind farm was approximately 35 megawatts.
Each of the Belle River PSA and the North Kent PSA, respectively, included customary representations by the parties thereto, including as to due authorization, non-contravention, governmental consents and approvals, enforceability, ownership and title, no litigation or adverse claims and, in the case of the seller, certain matters with respect to the underlying wind farm. Each of the Belle River PSA and the North Kent PSA, respectively, provided for customary indemnification by the parties thereto, for breaches of representations or covenants, which indemnification is subject to customary limitations including, among other things, a cap and time limits.
Our Board of Directors delegated the authority to approve the form of each of the Belle River PSA and the North Kent PSA to the Conflicts Committee of the Board of Directors, which is comprised solely of independent directors. The Conflicts Committee of the Board of Directors approved such forms and the transactions contemplated thereby.
3) Amended and Restated Limited Partnership Agreement and Unanimous Shareholder Agreement relating to the Belle River PSA
In connection with the consummation of the Belle River PSA, Pattern Canada entered into (1) an Amended and Restated Limited Partnership Agreement with Vertuous Trust and Belle River GP Holdings dated August 2, 2019 (the “Limited Partnership Agreement”) and (2) a Unanimous Shareholders Agreement with Vertuous Trust and Belle River GP Holdings dated August 2, 2019 (the “Shareholders Agreement”).
Belle River GP Holdings is the general partner of Belle River LP Holdings. The Limited Partnership Agreement sets forth provisions relating to governing the affairs of Belle River LP Holdings, including with respect to (among other things) the rights, powers, duties and obligations of the general partner; capital contributions; financing of Belle River LP Holdings; transfers and dispositions by a limited partner of Belle River LP Holdings; and allocations of profits and losses.
The Shareholders Agreement sets forth provisions agreed to between Pattern Canada and Vertuous Trust, as the shareholders of Belle River GP Holdings, relating to governing the affairs of Belle River GP Holdings, including with respect to (among other things) corporate affairs; management and approvals; the project operating budget, capital calls and distributions; transfers and dispositions of shares; and books and records of Belle River GP Holdings.
Our Board of Directors delegated the authority to approve the forms of the Limited Partnership Agreement and the Shareholders Agreement to the Conflicts Committee of the Board of Directors, which is comprised solely of independent directors. The Conflicts Committee of the Board of Directors approved the forms of the Limited Partnership Agreement and the Shareholders Agreement.
The foregoing descriptions of each agreement under this Item 1.01 do not purport to be complete and are qualified in their entirety by reference to each of such agreements which are included as exhibits to this Current Report on Form 8-K.

Item 2.02 Results of Operations and Financial Condition.
On August 6, 2019, we issued a press release announcing our financial results for the second quarter ended June 30, 2019. A copy of our press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.
Our press release, included herein, makes reference to non-U.S. GAAP financial measures, which management believes are useful for investors by offering the ability to better evaluate operating performance and to better understand how management evaluates the business. These non-U.S. GAAP financial measures are not prepared in accordance with, and should not be considered in isolation of, or as an alternative to, measurements required by U.S. GAAP. Descriptions of the non-U.S. GAAP financial measures are discussed below.
We define Adjusted EBITDA as net income (loss) before net interest expense, income taxes, and depreciation, amortization and accretion, including our proportionate share of net income (loss) before interest expense, income taxes, and depreciation, amortization and accretion of unconsolidated investments. Adjusted EBITDA also excludes the effect of certain mark-to-market adjustments, gain or loss related to acquisitions, divestitures, or refinancing transactions, adjustments from unconsolidated investments, and infrequent items not related to normal or ongoing operations. In calculating Adjusted EBITDA, we exclude mark-to-market adjustments to the value of our derivatives because we believe that it is useful for investors to understand, as a supplement to net income (loss) and other traditional measures of operating results, the results of our operations without regard to periodic, and sometimes material, fluctuations in the market value of such assets or liabilities.
Adjustments from unconsolidated investments represent distributions received in excess of the carrying amount of our investment and suspended equity earnings or losses, during periods of suspension of recognition of equity method earnings. When we receive distributions in excess of the carrying value of its investment, and we are not liable for the obligations of the investee nor otherwise committed to provide financial support we will: 1) suspend recognition of equity method earnings (losses), 2) record such excess distributions as earnings (loss) in unconsolidated investments, net in the period the distributions occur; and 3) suspend equity in earnings (losses) or equity in other comprehensive income of unconsolidated investments, if applicable.
Management believes Adjusted EBITDA assists investors and analysts in comparing our operating performance across reporting periods on a consistent basis by excluding items that our management believes are not indicative of our core operating performance and to compare our business to that of our peers. Using Adjusted EBITDA, which is a non-U.S. GAAP measure, enables our management to evaluate our operating performance, our ability to meet debt service and other capital obligations and to measure the effectiveness of our overall capital structure. The most directly comparable U.S. GAAP measure to Adjusted EBITDA is net income (loss).
However, Adjusted EBITDA has limitations as an analytical tool. Some of these limitations include:

•	Adjusted EBITDA

•	does not reflect our cash expenditures or future requirements for capital expenditures or contractual commitments;

•	does not reflect changes in, or cash requirements for, our working capital needs;

•
does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt, or our proportional interest in the interest expense of our unconsolidated investments or the cash requirements necessary to service interest or principal payments on the debt borne by our unconsolidated investments;

•
does not reflect our income taxes or the cash requirement to pay our taxes; or our proportional interest in income taxes of our unconsolidated investments or the cash requirements necessary to pay the taxes of our unconsolidated investments;

•
does not reflect depreciation, amortization and accretion which are non-cash charges; or our proportional interest in depreciation, amortization and accretion of our unconsolidated investments. The assets being depreciated, amortized and accreted will often have to be replaced in the future, and Adjusted EBITDA does not reflect any cash requirements for such replacements; and

•	does not reflect the effect of certain mark-to-market adjustments and non-recurring items or our proportional interest in the mark-to-market adjustments at our unconsolidated investments.

•
We do not have control, nor have any legal claim to the portion of the unconsolidated investees' revenues and expenses allocable to our joint venture partners. As we do not control, but do exercise significant influence, we account for the unconsolidated investments in accordance with the equity method of accounting. Net earnings from these investments are reflected within our consolidated statements of operations in "Earnings in unconsolidated investments, net." Adjustments related to our proportionate share from unconsolidated investments include only our proportionate amounts of interest expense, income taxes, depreciation, amortization and accretion, and mark-to-market adjustments included in "Earnings in unconsolidated investments, net;" and

•	Other companies in our industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, Adjusted EBITDA should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. You should not consider Adjusted EBITDA as an alternative to net income (loss), as determined in accordance with U.S. GAAP.
We define cash available for distribution as Adjusted EBITDA further adjusted to (i) subtract unconsolidated investment earnings, (ii) subtract interest expense, less non-cash items, (iii) subtract distributions to noncontrolling interests, (iv) subtract principal payments paid from operating cash flows, (v) subtract current income taxes, (vi) subtract non-expansionary capital expenditures, (vii) add distributions from unconsolidated investments, (viii) add net release of restricted cash, (ix) add stock-based compensation, (x) add pay-go contributions, and (xi) add or subtract other items as necessary to present the cash flows we deem representative of our core business operations.
Management believes that cash available for distribution is indicative of our core operating performance. For the periods presented, we reconcile Adjusted EBITDA and cash available for distribution to net income (loss), the most directly comparable GAAP financial measure. Cash available for distribution is a supplemental performance measure used by management and external users of our financial statements to measure our performance across reporting periods on a consistent basis by excluding items that our management believes are not indicative of our core operating performance and to compare our business to that of our peers. Cash available for distribution serves as an important measure of our performance and enables our management to evaluate our ability to meet dividend expectations, the amount of internal capital available for new investment opportunities that can enhance our ability to grow our dividends over time, and the suitability of our corporate debt levels.
However, cash available for distribution has limitations as an analytical tool. Some of the limitations are:

•	Cash available for distribution:

◦	excludes depreciation, amortization and accretion;

◦	does not capture the level of capital expenditures necessary to maintain the operating performance of our projects or complete the construction of acquired projects;

◦	is not reduced for principal payments on our project indebtedness except to the extent they are paid from operating cash flows during a period; and

◦	excludes the effect of certain other cash flow items, all of which could have a material effect on our financial condition and results from operations.

•	Other companies in our industry may calculate cash available for distribution differently than we do, limiting its usefulness as a comparative measure.
Because of these limitations, cash available for distribution should not be considered in isolation or as a substitute for performance measures calculated in accordance with U.S. GAAP. You should not consider cash available for distribution as an alternative to net income (loss), determined in accordance with U.S. GAAP, nor does it represent funds actually available to fund our current dividend commitments.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
See description under Item 1.01 - Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement above.

Item 7.01 Regulation FD Disclosure.
In addition to the earnings press release discussed in Item 2.02 above, on August 6, 2019, we are also providing Operating Metrics: Production Performance for long-term average production (“LTA”) compared to actual production, including compensated curtailment for the quarter ended June 30, 2019. Such information is furnished herewith as Exhibit 99.2.
The information included in this Current Report on Form 8-K, including the exhibits attached hereto under Items 2.02 and 7.01, is "furnished" and shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section. The information in this Current Report on Form 8-K shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing. The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.2 hereto) will not be deemed an admission as to the materiality of any information required to be disclosed solely to satisfy the requirements of Regulation FD.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Amendment No. 1 to Second Amended and Restated Credit and Guaranty Agreement dated March 5, 2018 (Incorporated by reference to Exhibit 10.1 to our Current Report on Form 8-K dated March 5, 2018)

10.2	Amendment No. 2 to Second Amended and Restated Credit and Guaranty Agreement dated July 31, 2019

10.3	Purchase and Sale Agreement by and among Pattern Energy Group Inc., Vertuous Energy Trust and Pattern Energy Group LP, dated as of August 2, 2019 (Belle River)

10.4	Purchase and Sale Agreement by and among Pattern Energy Group Inc. and Pattern Energy Group LP, dated as of August 2, 2019 (North Kent)

10.5	Amended and Restated Limited Partnership Agreement among Pattern Canada Finance Company ULC, Vertuous Energy Trust and Pattern Belle River GP Holdings Inc. dated as of August 2, 2019

10.6	Unanimous Shareholders Agreement among Pattern Canada Finance Company ULC, Vertuous Energy Trust and Pattern Belle River GP Holdings Inc. dated as of August 2, 2019

99.1	Press Release issued by Pattern Energy Group Inc. on August 6, 2019

99.2	Operating Metrics: Production Performance, Q2 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, Pattern Energy Group Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 6, 2019

PATTERN ENERGY GROUP INC.

By:	/s/ Esben W. Pedersen
Name: Esben W. Pedersen
Title: Chief Financial Officer
(Principal Financial Officer)